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                                                                      Exhibit 10



            Consent of Independent Registered Public Accounting Firm


We consent to the reference to our firm under the caption "Independent Registered Public Accounting Firm" in Initial Registration Statement (Form N-4 for Alpha and Alphaflex) pertaining to Lincoln Life Variable Annuity Account JL-A (formerly Jefferson-Pilot Separate Account A), and to the use therein of our reports dated (a) March 19, 2007, with respect to the 2006 financial statements of The Lincoln National Life Insurance Company, (b) March 7, 2007, with respect to the 2006 financial statements of Jefferson-Pilot Separate Account A, (c) March 19, 2007, with respect to the 2006 consolidated financial statements of Jefferson-Pilot Life Insurance Company and Subsidiary (the former depositor), and (d) April 2, 2007 with respect to the 2006 supplemental consolidated financial statements of The Lincoln National Life Insurance Company.

Fort Wayne, Indiana
April 2, 2007